Exhibit 99.1

Lucas Energy Announces Completion of $4 Million Asset Sale and Provides Updates On Previous Announcements

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – December 21, 2012 – Lucas Energy, Inc. (NYSE MKT:LEI), an independent oil and gas company (the "Company" or "Lucas"), today announced that the Company has completed the sale of a 0.77% net royalty interest in certain assets owned by the Company within the Baker Deforest Unit, located in Gonzales and Dewitt Counties, Texas, for $4 million.

On December 20, 2012, Ryan J. Morris was appointed as Chairman of the Board of Directors (J. Fred Hofheinz resigned as Chairman, but still remains on the Board as a Director).

Additionally, on December 20, 2012, the Company amended and restated its Bylaws, to among other things, make such Bylaws more stockholder friendly.  The amendments include reducing the required ownership percentage of stockholders which is required to call a special meeting of stockholders to at least 10% of all shares entitled to vote at the proposed special meeting (down from 30%).  The Company believes that these changes increase its shareholders ability to participate in the direction of the Company, and further bring the Company’s Bylaws in line with similarly sized companies.

A more detailed description of the asset sale and the changes affected by the amendments to the Bylaws can be found in the Company’s Form 8-K filing, filed with the Securities and Exchange Commission on December 21, 2012.

The Company would also like to update the marketplace as to the current status of certain previously reported lawsuits and other proceedings affecting the Company.

Specifically, the Company is pleased to report that it has: negotiated a 60 day stay of the lawsuit filed by Seidler Oil & Gas, L.P., to allow for the discussion of a settlement between the parties; provided a proposal for settlement to Knight Capital Americas LLC (as successor in interest to Knight Capital America, L.P.), in an effort to settle the lawsuit previously filed by Knight against the Company; and that the Company is currently in the process of attempting to reopen settlement discussions with Nordic Oil USA I, LP (“Nordic”), in connection with the Company’s previously announced default in the payment of the $22 million note payable to Nordic (due in November 2012) and Nordic’s subsequent filing of a lawsuit against the Company.

Finally, while the Company appreciates all of its shareholders and their input, a significant number of shareholders, brokers and other parties have contacted the Company over the past several days, and while the Company is working to provide as much information as possible in more frequent communications, the Company is simply unable to timely respond due to its current focus on addressing operating and efficiency issues.  The Company appreciates your understanding and patience.

About Lucas Energy, Inc.

Lucas Energy, Inc., a Nevada corporation, is an independent oil and gas company based in Houston, Texas. The Company acquires underdeveloped oil and gas properties, restores production to the properties, and looks for underlying value.  Currently, the Company is active in the Austin Chalk, Eagle Ford, Eaglebine, and Buda trends. Our goal for the current year is production and revenue growth, and expansion of our asset base using joint ventures.

For more information on this and other activities of the Company, please visit the Lucas Energy web site at www.lucasenergy.com.

Company Website:
www.lucasenergy.com

Contact:
Anthony C. Schnur, CEO
tschnur@lucasenergy.com
(713) 528-1881

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, projection, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company’s SEC filings including its Form 10-K and Form 10-Q’s. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.